EXHIBIT 10.3

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”) is dated as of August 1, 2005 and made by and between KENNETT CAPITAL, INC. (the “Pledgor”) and ALLSTATE LIFE INSURANCE COMPANY (the “Secured Party”).

W I T N E S S E T H

WHEREAS, the Secured Party and the Pledgor have entered into a Surplus Note Purchase Agreement dated August 1, 2005 (the “Surplus Note Purchase Agreement”), under which the Secured Party has agreed to sell, and the Pledgor may purchase from the Secured Party, certain surplus notes issued by ALIC Reinsurance Company (the “Issuer”); and

WHEREAS, as security for the payment and performance by the Pledgor of its obligations under the Surplus Note Purchase Agreement, the Pledgor has agreed to grant a pledge of and security interest in the Pledgor’s right, title and interest in and to the surplus notes issued by the Issuer and purchased by the Pledgor (the “Surplus Notes”);

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Pledgor and the Secured Party hereby agree as follows:

ARTICLE I

GRANT OF PLEDGE AND SECURITY INTEREST

Section 1.1                                      Grant of Security Interest.  To secure the payment in full when due by the Pledgor to the Secured Party under the Surplus Note Purchase Agreement of all amounts (including fees, charges and expenses) which accrue and become due thereunder and the timely performance by the Pledgor of each of its other obligations thereunder (collectively, the “Secured Obligations”), the Pledgor hereby pledges and grants to the Secured Party a security interest in all of the Pledgor’s right, title and interest in, to and under the following (collectively, the “Collateral”): (a) the Surplus Notes and all certificates or instruments evidencing the same and all proceeds thereof, all accessions thereto and substitutions therefor; (b) all interest, distributions and other proceeds from time to time received, receivable or otherwise distributed to Pledgor in respect of or in exchange for any or all of the Surplus Notes; and (c) all “Proceeds” (as such term is defined in the Uniform Commercial Code as in effect in the State of Illinois or any other relevant jurisdiction (the “UCC”)) of any of the foregoing.

Section 1.2                                      Perfection of Security Interest; Delivery of Collateral.

(a)                                  All certificates, agreements or instruments representing or evidencing the Collateral, to the extent not previously delivered to the Secured Party, shall immediately upon receipt thereof by Pledgor be delivered to and held by the Secured Party pursuant to the provisions hereof.  All Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.  The Secured Party shall have the right, at any time upon the occurrence of an Event of Default and without notice to Pledgor, to endorse, assign or otherwise transfer to or to register in its own name any or all of the Collateral.  In addition, the Secured Party shall have the right at any time to exchange certificates representing or evidencing Collateral for certificates of smaller or larger denominations.

(b)                                 The Pledgor agrees to take all other actions which may be necessary under the laws of the State of Illinois or may be requested by the Secured Party to protect and perfect the interest of the Secured Party in the Collateral created hereby and to ensure that such interest is senior in rank to the claims of any other creditor of the Pledgor claiming an interest in and to the Collateral, including the filing of UCC-1 financing statements (including any continuation statements with respect to such financing statements when applicable) identifying the Surplus Notes and naming the Pledgor as debtor and the Secured Party as secured party.  The Pledgor shall deliver to the Secured Party file-stamped copies or other evidence of such filings.  Notwithstanding the agreements set forth in this Section 1.2, the Pledgor hereby authorizes the Secured Party to take, and appoints the Secured Party as its attorney-in-fact for the purpose of taking, any action necessary under the UCC to perfect, and to maintain the perfection and priority of, the Secured Party’s interest in the Collateral, including, without limitation, the filing of any such financing and continuation statements.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1                                      Representations, Warranties and Covenants as to the Pledgor.  The Pledgor hereby represents, warrants and covenants to the Secured Party:

(a)                                  Title to Collateral.  The Surplus Notes and all of the other Collateral in existence on the date hereof are, and all Surplus Notes and all of the other Collateral issued subsequent to the date hereof will be, owned by the Pledgor free and clear of any lien or encumbrance.  The Pledgor has not (i) filed or consented to the filing with any governmental authority of any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (ii) made any assignment to any other person of any interest in the Collateral or (iii) entered into any security agreement or similar instrument or arrangement covering all or any part of the Collateral with any other person, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect.

(b)                                 Organization.  The Pledgor is a corporation organized under the laws of the State of Delaware.

(c)                                  Principal Office.  The Pledgor maintains its chief executive office at 42 Read’s Way, Suite 124, New Castle, Delaware 19720-1642.

(d)                                 No Liens.  Pledgor is as of the date hereof, and at the time of any delivery of any Collateral to the Secured Party pursuant to Article I of this Pledge Agreement, Pledgor will be, the sole legal and beneficial owner of the Collateral.  All Collateral is on the date hereof, and will be, so owned by Pledgor free and clear of any lien except for the lien created by this Pledge Agreement.

(e)                                  Due Authorization.  The execution and delivery to the Secured Party of this Pledge Agreement by the Pledgor, the delivery to the Secured Party of the Surplus Notes together with any necessary endorsements, and the consummation of the transactions provided for in this Pledge Agreement have been duly authorized by the Pledgor by all necessary corporate action on its part and this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, and except in each case as enforcement may be limited by bankruptcy, insolvency, examination, suspension of payments, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability affecting the enforcement of creditors’ rights generally, public policy and general principles of equity (regardless of whether such proceeding is considered in a proceeding in equity or law).

(f)                                    No Conflict.  The execution and delivery of this Pledge Agreement, the delivery of the Collateral, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or result in the breach of any of the material terms and provisions of, constitute (with or without notice or lapse of time or both) a default under, or result in the creation of any lien upon any property or assets of the Pledgor pursuant to, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Pledgor is a party or by which it or any of its properties is bound.

(g)                                 No Violation.  The execution and delivery of this Pledge Agreement, the delivery of the Collateral, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate any organizational or governing documents of the Pledgor or any law, treaty, rule or regulation, or any judgment, order or decree, or determination of an arbitrator or governmental authority applicable to or binding upon the Pledgor.

(h)                                 No Proceedings.  There are no actions at law, suits in equity or proceedings by or before any governmental commission, bureau or administrative agency pending or, to the best knowledge of the Pledgor, threatened against the Pledgor or any of its assets, that would adversely affect the ability of the Pledgor to perform its obligations under this Pledge Agreement.

(i)                                     No Authorization Required.  Except for such authorizations or approvals as shall have been obtained prior to the date hereof, no authorization or approval of any governmental agency or commission or public or quasi-public body or authority with jurisdiction over the Pledgor or any of its assets is necessary for the due execution and delivery of this Pledge Agreement or for the validity or enforceability hereof.

Section 2.2                                      Delivery of Pledged Collateral; Filings.

Pledgor has delivered, or will deliver, to the Secured Party all certificates representing the Surplus Notes and has delivered, or will deliver, to the Secured Party an appropriate UCC-1 financing statement to be filed with the Secretary of State of the State of Delaware, the State in which the Pledgor is located, evidencing the lien created by this Pledge Agreement, and such delivery, filing and pledge of the Collateral pursuant to this Pledge Agreement will create a valid and perfected first priority security interest in the Collateral securing the payment of the Secured Obligations pursuant to the UCC in effect in each applicable jurisdiction, including, without limitation, the States of Illinois and Delaware.

Section 2.3                                      Distributions; etc.  So long as no Event of Default shall have occurred, Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Pledge Agreement and all distributions of interest or other funds in respect of the Surplus Notes to the extent made in accordance with the provisions of the Surplus Note Purchase Agreement; provided, however, that any and all such distributions consisting of rights or interests in the form of securities shall be, and shall be forthwith delivered to the Secured Party to hold as additional Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of Pledgor, and shall be forthwith delivered to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

Section 2.4                                      Transfers and Other Liens.  Pledgor shall not (i) sell, convey, assign or otherwise dispose of, or grant any option or right with respect to, any of the Collateral except as permitted by the Surplus Note Purchase Agreement or (ii) create or permit to exist any lien or encumbrance upon or with respect to any Collateral, other than the lien and security interest granted to the Secured Party pursuant to this Pledge Agreement.

ARTICLE III

EVENTS OF DEFAULT; REMEDIES

Section 3.1                                      Events of Default.  Each of the following events shall constitute an event of default (each, an “Event of Default”) under this Pledge Agreement: (i) any material breach by the Pledgor of any term, provision or covenant of the Surplus Note Purchase Agreement; (ii) any material breach by the Pledgor of any term, provision or covenant of this Pledge Agreement; (iii) the Secured Party ceases to have a perfected first priority lien on, and security interest in, the Collateral; or (iv) the Pledgor becomes subject to bankruptcy, insolvency, reorganization, liquidation, conservation, rehabilitation or other similar proceedings.

Section 3.2                                      Remedies Upon Default.

(a)                                  Upon the occurrence of an Event of Default, all rights of Pledgor to receive distributions which it would otherwise be authorized to receive and retain pursuant to Section 2.3 hereof shall cease and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to receive and hold as Collateral such distributions.

(b)                                 All distributions which are received by Pledgor contrary to the provisions of paragraph (a) of this Section 3.2 shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of Pledgor and shall immediately be paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

(c)                                  If an Event of Default shall have occurred, Secured Party shall have the right, in addition to the other rights and remedies provided for herein or otherwise available to it to be exercised from time to time, (i) to retain and apply the distributions to the Secured Obligations, and (ii) to exercise all the rights and remedies of a secured party on default under the UCC in effect in the State of Illinois at that time, and the Secured Party may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof (including, without limitation, any partial interest in the Surplus Notes) in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable.  Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Secured Obligations owed to it as a credit on account of the purchase price of any Collateral payable by it at such sale.  Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has, or may at any time in the future have, under any rule of law or statute now existing or hereafter enacted.  Pledgor acknowledges and agrees that five days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale or other intended disposition is to take place shall constitute reasonable notification of such matters.  No notification need be given to Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.  The Secured Party shall not be liable for any incorrect or improper payment made pursuant to this Section in the absence of gross negligence or willful misconduct.

(d)                                 Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities law, the Secured Party may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to persons who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any

Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

Section 3.3                                      Application of Proceeds.  All distributions held from time to time by the Secured Party and all proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Secured Party of its remedies as a secured creditor as provided herein shall be applied, together with any other sums then held by the Secured Party pursuant to this Pledge Agreement, promptly by the Secured Party as follows:

First, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, compensation to the Secured Party and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Secured Party in connection therewith, together with interest on each such amount at the highest rate then in effect under the Surplus Note Purchase Agreement from and after the date such amount is due, owing or unpaid until paid in full;

Second, without duplication of amounts applied pursuant to clause First above, to the indefeasible payment in full in cash of the Secured Obligations in accordance with the terms of the Surplus Note Purchase Agreement; and

Third, the balance, if any, to the persons lawfully entitled thereto (including Pledgor or its successors or assigns).

Section 3.4                                      Expenses.  Pledgor will upon demand pay to the Secured Party the amount of any and all expenses, including the fees and expenses of its counsel and the fees and expenses of any experts and agents, which the Secured Party may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Pledge Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights of the Secured Party hereunder or (v) the failure by Pledgor to perform or observe any of the provisions hereof.  All amounts payable by Pledgor under this Section 3.4 shall be due upon demand and shall be part of the Secured Obligations.  Pledgor’s obligations under this Section 3.4 shall survive the termination of this Pledge Agreement and the discharge of Pledgor’s other obligations hereunder.

ARTICLE IV

MISCELLANEOUS

Section 4.1                                      Notices.  All demands, notices, instructions and communications hereunder shall be in writing and shall be deemed to have been duly given when received.  All notices or communications under this Pledge Agreement shall be addressed as follows:

Notices to Secured Party:

Allstate Life Insurance Company
3100 Sanders Road
Northbrook, Illinois  60062
Attention:  Allstate Financial – Chief Financial Officer
Facsimile:  847-326-5052

Notices to Pledgor:

Kennett Capital, Inc.
42 Read’s Way, Suite 124
New Castle Corporate Commons
New Castle, Delaware  19720-1642
Attention:  Executive Vice President
Facsimile:  302-324-5253

Section 4.2                                      Termination; Release.  When all the Secured Obligations have been paid in full, this Pledge Agreement shall terminate.  Upon termination of this Pledge Agreement, the Secured Party shall, upon the request and at the sole cost and expense of Pledgor, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Secured Party, such of the Collateral to be released (in the case of a release) as may be in the possession of the Secured Party and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper instruments (including UCC termination statements on Form UCC-3) acknowledging the termination of this Pledge Agreement or the release of such pledged Collateral, as the case may be.

Section 4.3                                      Continuing Security Interest; Assignment.  This Pledge Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon Pledgor, its successors and assigns and (ii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and each of its successors, transferees and assigns; no other persons (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto.

Section 4.4                                      Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Pledge Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Pledge Agreement and shall in no way affect the validity or enforceability of the other provisions of this Pledge Agreement.

Section 4.5                                      Further Assurances.  The Pledgor agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Secured Party to maintain the perfection and the priority of the Secured Party’s interest and to effect more fully the purposes of this Pledge Agreement.

Section 4.6                                      No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Secured Party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 4.7                                      Amendment.  This Pledge Agreement may not be modified, amended, waived or supplemented except by a writing signed by each of the parties hereto.

Section 4.8                                      Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 4.9                                      GOVERNING LAW.  THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LOCAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ITS PRINCIPLES OF CHOICE OF LAW.

Section 4.10                                Submission to Jurisdiction.  Pledgor hereby irrevocably submits to the jurisdiction of the federal and state courts of competent jurisdiction in the State of Illinois in any suit or proceeding arising out of this Pledge Agreement or the transactions contemplated hereby and agrees to be bound by any judgment rendered by such courts in connection with this Pledge Agreement and waives any and all objections to jurisdiction that it may have under the laws of Illinois or any other jurisdiction.

IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

KENNETT CAPITAL, INC.

By:	/s/ Steven C. Verney
Name: Steven C. Verney
Title: Treasurer

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Barry S. Paul
Name: Barry S. Paul
Title: Assistant Vice President and Assistant Treasurer